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                                                                    Exhibit 10.8

                             PUTNAM INVESTMENTS LLC
                          EXECUTIVE DEFERRED BONUS PLAN

SECTION 1.  PURPOSE

      The purpose of this Putnam Investments LLC Executive Deferred Bonus Plan is to foster and promote the long-term financial success of Putnam and MMC and to increase materially stockholder value by (A) enabling Putnam to retain the services of an outstanding management team on whose judgment, interest and special effort the successful conduct of its operations is dependent and (B) motivating superior performance by participants in the Plan.

SECTION 2.  DEFINITIONS

            (a) DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below.

            (i) "Account" means the account established pursuant to and administered in accordance with Section 5.

            (ii) "Accredited Investor" means an "accredited investor" under the individual net worth test set forth in paragraph (a)(5) of Rule 501 ("Rule 501") of Regulation D under the Securities Act of 1933 ("Securities Act"), the individual net income test set forth in paragraph (a)(6) of Rule 501 or any provision which the Committee may determine is a successor or comparable provision to said paragraphs (a)(5) or (a)(6).

            (iii) "AFR" shall mean the fixed rate of return equal to the long-term "applicable federal rate" (within the meaning of section 1274(d) of the Code and the Treasury Regulations thereunder), compounded semiannually, and in effect at the time Putnam makes a capital contribution with respect to the initial Related Investment.

            (iv) "Beneficiary" means the person or persons named by the Participant pursuant to Section 12(b).

            (v)   "Board" means the Board of Directors of Putnam.


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            (vi)  "Cause" means misappropriation of assets of Putnam or any
      Subsidiary, willful misconduct in the performance of the duties of the Participant's position, refusal to perform the duties of the Participant's position, violation of the Participant's Non-Solicitation Agreement or Confidentiality Agreement or other restrictive covenant with Putnam or any Subsidiary, violation of the Putnam Code of Ethics, violation of rules and regulations issued by any regulatory authority, breach of fiduciary duty or breach of trust, willful violation of an important Putnam policy, conviction of a felony, imprisonment for any crime, or any other action likely to bring substantial discredit to Putnam.

            (vii) "Change in Control of MMC" means the first to occur of the following events after the Effective Date:

                  a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than MMC, any trustee or other fiduciary holding securities under an employee benefit plan of MMC or any corporation owned, directly or indirectly, by the stockholders of MMC in substantially the same proportions as their ownership of stock of MMC), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MMC representing 50% or more of the combined voting power of MMC's then outstanding voting securities; or

                  b) during any period of two consecutive years, individuals who at the beginning of such period constitute the MMC Board, and any new director (other than a director designated by a person who has entered into an agreement with MMC to effect a transaction described in clause a), c), or d) of this definition) whose election by the MMC Board or nomination for election by MMC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                  c) the stockholders of MMC approve a merger or consolidation of MMC with any other corporation, other than (I) a merger or consolidation which would result in the voting securities of


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            MMC outstanding immediately prior thereto continuing to represent
            (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of MMC or such surviving or parent entity outstanding immediately after such a merger or consolidation or (II) a merger or consolidation effected to implement a recapitalization of MMC (or similar transaction) in which no "person" (as herein above defined) acquired 50% or more of the combined voting power of MMC's then outstanding securities; or

                  d) the stockholders of MMC approve a plan of complete liquidation of MMC or an agreement for the sale or disposition by MMC of all or substantially all of MMC's assets (or any transaction having a similar effect).

           (viii) "Change in Control of Putnam" means the first to occur of the following events after the Effective Date:

                  a) MMC approves a plan of complete liquidation of Putnam, or a sale or other disposition of all or substantially all of its assets to an entity of which MMC holds less than 50% of the voting power of securities; or

                  b) MMC, together with its subsidiaries, trustees or other fiduciaries holding securities of Putnam under an employee benefit plan maintained by MMC or by a subsidiary of MMC, ceases for any reason (including by reason of a sale or other disposition, including a spinoff or public offering) to be a beneficial owner of securities of Putnam representing more than 50% of the voting power of the securities of Putnam.

            (ix)  "Code" means the Internal Revenue Code of 1986, as amended.

            (x) "Committee" means a committee appointed by the Board which shall consist of two or more members of the Board, including the Chief Executive Officer of Putnam and one or more other members of the Board who shall be appointed and serve at the pleasure of the Board.


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            (xi)  "Confidentiality Agreement" means the Confidentiality
      Agreement or any similar agreement or provision in effect from time to time between the Participant and the Employer.

            (xii) "Deferred Bonus" has the meaning given in Section 3.

           (xiii) "Effective Date" means the date specified as such by the Board when it approves the Plan.

            (xiv) "Employee" means any executive or senior officer or other key employee of Putnam or any Subsidiary who is an Accredited Investor, or, subject to the determination by the Committee, who is not an Accredited Investor, but whose designation as an Employee would not cause the Plan or any related transactions not to qualify for the exemption from registration provided by Regulation D promulgated under the Securities Act.

            (xv) "Employer" means the Putnam entity that employs the Participant.

            (xvi) "Fund" means the Putnam Investments Employees' Securities Company II LLC that is being separately offered to Participants.

           (xvii) "MMC" means Marsh & McLennan Companies, Inc., a Delaware corporation, and any successor thereto.

           (xviii)"Non-Solicitation Agreement" means the Non-Solicitation Agreement or any similar agreement or provision in effect from time to time between the Participant and the Employer.

            (xix) "Participant" means any Employee designated by the Committee to receive a Deferred Bonus pursuant to Section 3.

            (xx) "Plan" means this Putnam Investments Executive Deferred Bonus Plan, as in effect and as may be amended from time to time.

            (xxi) "Putnam" means Putnam Investments LLC, a Delaware limited liability company, and any successor thereto.

            (xxii)"Related Investment" means a portfolio investment by the Fund, which investment is designated by the Committee as relating to all or a portion of a Deferred Bonus under the Plan.


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           (xxiii)"Retirement" means, as to a Participant, a termination of the Participant's employment under circumstances that the Committee determines as qualifying as retirement for purposes of the Plan and not inconsistent with the treatment of the Participant under other Putnam plans.

           (xxiv) "Special Termination" means termination of a Participant's employment by reason of Participant's death, Total Disability or Retirement.

            (xxv) "Subsidiary" means any corporation, limited liability company or other entity a majority of whose outstanding voting securities is owned, directly or indirectly, by Putnam.

           (xxvi) "Total Disability" means, as to any Participant, a total disability within the meaning of any long-term disability plan maintained for the benefit of the Participant or, if the Participant is not covered by such a disability plan, then as determined by the Committee. A person will be considered to have terminated employment due to his "Total Disability" as of the first day of his continuous absence from work on account of the disability supporting his certification as having a Total Disability.

            (b) GENDER AND NUMBER. Except where the context indicates otherwise, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the single.

SECTION 3.  DEFERRED BONUS

      The Committee may grant a bonus to any Employee selected by the Committee and in such amount as determined by the Committee, which bonus shall be required to be deferred and shall be payable to the Participant, if at all, only in accordance with the terms of the Plan and on the date or dates provided for herein (the "Deferred Bonus").

SECTION 4.  ELIGIBILITY TO INVEST IN THE FUND

      In connection with the grant of a Deferred Bonus to an Employee under this Plan, a Participant must agree to subscribe for a Profits Interest in the Fund in a capital commitment amount equal to the Participant's Deferred Bonus. An Employee who elects to become a Participant shall agree to do so by entering into such agreement or agreements as the Committee determines appropriate.


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SECTION 5.  ACCOUNT

            (a) ESTABLISHMENT OF ACCOUNT. Putnam shall establish a book entry Account for each Participant. The Account is notional and shall be used for recordkeeping purposes only. Neither Putnam nor the Employer nor any other person shall be required to fund any Accounts or set aside funds for this purpose. Each Participant's Account (I) shall be increased by (V) the amount of any Deferred Bonus granted to such Participant under this Plan, (W) any notional earnings credited to such Participant under this Plan and (X) any other credits authorized under this Plan as determined by the Committee in its sole and absolute discretion and (II) shall be decreased by (Y) any payments made to such Participant under this Plan and (Z) any other debits authorized under this Plan as determined by the Committee in its sole and absolute discretion. As of the end of each calendar quarter, Putnam shall provide each Participant with a statement of his Account reflecting debits and credits to such Account since the prior statement.

            (b) NOTIONAL EARNINGS ON ACCOUNT. The portion of a Participant's Account designated by the Committee as corresponding to a Related Investment shall be credited with the AFR commencing on the date such Related Investment is made through the date that Fund's "Managing Member" has received the "AFR Return" (in each case as defined in the Limited Liability Company Agreement of the Fund), and the balance of the Account shall be credited with the rate of earnings applicable from time to time to a short-term investment vehicle designated by the Committee.

            (c) PAYMENTS. A Participant's Account shall be reduced by any payment made to or on behalf of the Participant in reference to the Participant's Account as of the date such payment is made.

            (d) VESTING AND FORFEITURE. Unless determined otherwise by the Committee, and except as otherwise provided in Section 7 and Section 8, a Participant shall, subject to his or her continuous employment with Putnam or one of its Subsidiaries, vest in his Account in accordance with the table attached as SCHEDULE A hereto. A Participant's Account will be reduced by the amount of any forfeitures hereunder.

SECTION 6.  PAYMENTS IN RESPECT OF AN ACCOUNT.

      Except to the extent otherwise expressly provided herein, no payment shall be made in reference to a Participant's Account until the earlier of (I) the eighth


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anniversary of the date a Deferred Bonus is credited to the Participant's
Account or (II) any date determined by the Committee that is at least one year after the date as of which the Deferred Bonus was credited to the Participant's Account. In making a determination under the preceding sentence, the Committee may take into consideration any factors it deems relevant in its sole and absolute discretion. Unless otherwise determined by the Committee, any payment in reference to a Participant's Account shall be made in a single lump sum in cash as soon as practicable following the date such amount is first payable under the preceding sentence.

SECTION 7.  TERMINATION OF EMPLOYMENT

            (a) SPECIAL TERMINATION. Unless otherwise determined by the Committee, in the event that a Participant's employment with Putnam and the Subsidiaries terminates by reason of a Special Termination, subject to such conditions as the Committee may prescribe (including forfeiture of all or any portion of the Participant's Account upon violation of the Participant's Non-Solicitation or Confidentiality Agreement), the Participant shall be fully vested in his Account as of the date of such termination, and payments equal to the balance of the Participant's vested Account shall be made in accordance with
Section 6 (such balance determined as of the date of such payment).

            (b) TERMINATION FOR CAUSE. Unless otherwise determined by the Committee, in the event that a Participant's employment with Putnam and the Subsidiaries is terminated for Cause, the Participant shall forfeit his entire Account.

            (c) OTHER TERMINATIONS. Except as otherwise provided herein, and unless otherwise determined by the Committee, in the event that a Participant's employment with Putnam, its parent, the Participant's Employer or any other Subsidiary terminates for any reason other than a Special Termination or a termination for Cause, subject to such conditions as the Committee may prescribe (including forfeiture of all or any portion of the Participant's Account upon violation of the Participant's Non-Solicitation or Confidentiality Agreement), payments equal to the balance of the Participant's vested Account shall be made in accordance with Section 6 (such balance determined as of the date of such payment) and any portion of the Account which is not vested as of the date of such termination shall be forfeited as of such date.

            (d) BREACH OF NON-SOLICITATION AGREEMENT. Unless otherwise determined by the Committee, in the event that a Participant breaches such Participant's Non-Solicitation Agreement, such Participant shall forfeit his entire Account and shall return to the Employer 50% of any amounts that the Participant may have previously received with respect to his Account.


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            (e)   BREACH OF CONFIDENTIALITY AGREEMENT. Unless otherwise
determined by the Committee, in the event that a Participant breaches such Participant's Confidentiality Agreement, such Participant shall forfeit his entire Account.

SECTION 8.  CHANGE IN CONTROL

      In the event of a Change in Control of MMC or a Change in Control of Putnam, each Participant shall be fully vested in his Account.

SECTION 9.  TRANSFERABILITY

      Neither a Participant nor such Participant's Beneficiary shall have the right or power to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such Participant's or Beneficiary's rights or benefits under this Plan (including, without limitation, any rights in respect of the Participant's or Beneficiary's Account), other than in accordance with this Section 9. The Participant's or Beneficiary's interest in the Participant's Account shall also not be subject to seizure for the payment of any debt, judgment, alimony or separate maintenance or be transferable by the operation of law in the event of the Participant's or any Beneficiary's bankruptcy or insolvency. In the event of a Participant's death, a payment in an amount equal to the value of the Participant's Account shall be paid to the Beneficiary in accordance with
Section 6.

SECTION 10. ADMINISTRATION

            (a) ADMINISTRATION. The administrator of the Plan shall be the Committee. The Committee shall have the authority, subject to the terms of the Plan, to interpret the Plan; to determine the amount of benefits payable to each Participant under the Plan; to adopt, amend and rescind rules and regulations for the administration of the Plan; and to make all determinations necessary or advisable for the administration of the Plan. Whenever the Plan provides that the Committee may make any determination or decision, or take any action, the Committee shall be permitted to do so in its sole and absolute discretion. In the exercise of its discretion hereunder, the Committee may treat different Participants, including similarly situated Participants, differently, and may treat the same Participant differently at different times, and in so exercising its discretion, may take any factor or factors into account, and may disregard any factor or factors, as it determines in its sole


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and absolute discretion. Any action taken or decision made by the Committee in connection with the Plan, including, without limitation, the interpretation by the Committee of any provision of the Plan, shall be final and binding on each affected Employee, Participant or Beneficiary and any persons claiming hereunder.

            (b) ACTIONS BY PUTNAM OR THE EMPLOYER. Putnam shall be the sponsor of the Plan, and any action taken by Putnam (or any of its officers, directors or agents, including the members of the Board, but excluding the members of the Committee solely when acting for the Committee) shall be taken solely in such capacity. Any action required or permitted to be taken by Putnam pursuant to the Plan may be taken by any authorized officer without further action of the Board or the board of directors of the Employer (or any committee thereof). In no event shall the consent of the Employer be required with respect to any action (including any discretionary action) taken by Putnam or any of its officers, directors or agents, including the members of the Board, pursuant to or in accordance with the terms of the Plan.

SECTION 11. AMENDMENT AND TERMINATION

      The Committee at any time may terminate or suspend the Plan, and may from time to time amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner materially adversely affect any award theretofore granted under the Plan; PROVIDED that the Committee may amend the Plan at any time without any such consent to the extent necessary to ensure compliance with tax, securities or any other applicable laws.

SECTION 12. MISCELLANEOUS

            (a) WITHHOLDING. Any payment made or other compensation provided under the Plan shall be reduced by any amounts required to be withheld or paid with respect to such payment or compensation under all applicable federal, state and local tax and other laws and regulations which may be in effect as of the date of such payment.

            (b) BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his


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lifetime. In absence of any designation, the Participant's Beneficiary shall be his estate.

            (c) NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan or any agreement or document evidencing an award hereunder shall interfere with or limit in any way the right of Putnam, MMC or any Subsidiary to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of Putnam, MMC or any Subsidiary. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any bonus or other compensation that may be deferred hereunder.

            (d) NO RIGHTS TO CORPORATE ASSETS. The Plan is an unfunded plan of deferred compensation, and nothing in the Plan shall give a Participant, the Participant's Beneficiaries or any other person any interest of any kind in the assets of the Employer, Putnam or any affiliates of either or create a trust or fiduciary relationship of any kind between the Employer, Putnam or any affiliates of either and any such person. Notwithstanding anything in the Plan to the contrary, nothing in this Plan shall be construed to limit the right of the Fund to sell, exchange, pledge, assign, transfer or otherwise encumber or dispose of any Related Investment it shall hold from time to time. The obligations hereunder to any Participant shall be the sole responsibility of Putnam.

            (e)   NO LIMIT ON CORPORATE ACTIONS. Except as otherwise provided in
Section 11, nothing contained in the Plan shall prevent an Employer from taking any action which is deemed by the Employer to be appropriate or in its best interest, whether or not such action would have any adverse effect on the Plan or any Participant's interests under the Plan. No Participant, Beneficiary or other person shall have any claim against such Employer as a result of any such action.

            (f) COMPLIANCE WITH APPLICABLE LAWS. An Employer shall not be required to take any action, including the making of any payment under the Plan, if such action would violate any applicable federal or state law.

            (g) INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by Putnam to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and


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against any and all amounts paid by him in settlement thereof, with Putnam's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give Putnam an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under Putnam's Articles of Organization or By-laws, by contract, as a matter of law, or otherwise.

            (h) NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of Putnam, MMC or any Subsidiary to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

            (i) SECURITIES LAWS COMPLIANCE. The Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No interest shall be granted in or under the Plan, if such grant or issuance would result in a violation of applicable law, including the federal securities laws and any applicable state securities laws.

            (j) RIGHT OF OFFSET. Notwithstanding anything else contained in this Plan to the contrary, as a condition of participation in the Plan, each Participant agrees and acknowledges that any amount due from his Employer or Putnam may, at the discretion of the Employer or Putnam (as the case may be), be reduced to the maximum extent permitted by applicable law by any and all amounts due and owing from the Participant to Putnam or the Employer (but excluding any obligations owed by the Participant to a private investment fund that has made a Related Investment).

            (k) GOVERNING LAW. The Plan, and all agreements thereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

            (l) SECTION HEADINGS. Titles and headings to sections are for the purpose of reference only, and in no way limit or otherwise affect the meaning or interpretation of any provision of the Plan.

            (m) NO THIRD PARTY BENEFICIARIES. Nothing expressed or implied in this Plan is intended or shall be construed to confer upon or give to any person


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(other than a Participant or Beneficiary) any rights or remedies under or by reason of this Plan.

                                    PUTNAM INVESTMENTS LLC



                                    Sole Member, Putnam Investments Trust,



                                    By:
                                       -------------------------
                                          Lawrence J. Lasser
                                          President